EXHIBIT 99.2

AntriaBio, Inc.
(A Development Stage Enterprise)

 Financial Statements
As of September 30, 2012 and December 31, 2011,
For the Three and Nine Months Ended September 30, 2012 and 2011
And for the Period from March 24, 2010 (Inception) to September 30, 2012

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AntriaBio, Inc. (A Development Stage Enterprise) Balance Sheets As of September 30, 2012 and December 31, 2011

	September 30,	December 31,
Assets	2012	2011
	(Unaudited)
Current assets
Cash and cash equivalents	$291,684	$646
Note receivable - related party, net	915,826	407,004
Interest receivable - related party	12,330	7,111
Other current assets	209,063	151,028
Total current assets	1,428,903	565,789

Total assets	$1,428,903	$565,789

Liabilities and Shareholders' Equity (Deficit)

Current liabilities
Accrued expenses	$287,935	$186,764
Convertible notes payable	2,898,767	1,160,814
Due to related parties	2,140	2,140
Interest payable	159,824	51,817
Total current liabilities	3,348,666	1,401,535

Non-current liabilities
Convertible notes payable, less current portion	-	54,958
Total non-current liabilities	-	54,958

Total liabilities	3,348,666	1,456,493

Commitments and Contingencies (Note 10)

Shareholders' equity (deficit)
Common stock, $0.00001 par value, 90,000,000 shares authorized
35,284,000 shares issued and outstanding
at September 30, 2012 and December 31, 2011	353	353
Common stock, subscribed	(353)	(353)
Additional paid in capital	100	100
Deficit accumulated during the development stage	(1,919,863)	(890,804)
Total shareholders' equity (deficit)	(1,919,763)	(890,704)

Total liabilities and shareholders' equity (deficit)	$1,428,903	$565,789

The accompanying notes are an integral part of the financial statements.

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AntriaBio, Inc.
(A Development Stage Enterprise)

Statements of Comprehensive Loss
For the Three and Nine Months Ended September 30, 2012 and 2011
And for the Period from March 24, 2010 (Inception) to September 30, 2012

					March 24, 2010
	Nine Months Ended September 30,		Three Months Ended September 30,		(Inception) to
	2012	2011	2012	2011	September 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue
Sales	$-	$-	$-	$-	$-
Total revenue	-	-	-	-	-

Operating expenses
Consulting fees	61,641	115,500	117,641	44,500	370,220
Freight	-	12,632	-	-	12,632
Insurance	11,925	7,274	4,241	7,274	21,835
Meals and entertainment	3,944	12,109	1,642	8,185	13,754
Payroll	351,380	-	200,567	-	351,380
Professional fees	183,066	79,211	154,408	49,211	337,190
Rent	41,243	20,825	15,792	20,825	74,488
Repair and maintenance	1,600	4,982	-	4,157	12,283
Travel	106,804	31,192	43,581	20,815	192,665
General and administrative	9,180	3,750	5,011	1,468	15,690
Total operating expenses	770,783	287,475	542,883	156,435	1,402,137

Loss from operations	(770,783)	(287,475)	(542,883)	(156,435)	(1,402,137)

Other income (expense)
Interest income	41,366	1,338	16,930	1,338	48,477
Interest expense	(299,642)	(121,249)	(104,898)	(47,249)	(566,203)
Total other income (expense)	(258,276)	(119,911)	(87,968)	(45,911)	(517,726)

Loss before income taxes	(1,029,059)	(407,386)	(630,851)	(202,346)	(1,919,863)

Income tax expense	-	-	-	-	-

Net loss	(1,029,059)	(407,386)	(630,851)	(202,346)	(1,919,863)

Other comprehensive income (loss)	-	-	-	-	-

Total comprehensive loss	$(1,029,059)	$(407,386)	$(538,200)	$(202,346)	$(1,919,863)

Loss per common share - basic and diluted	$(0.03)	$(0.01)	$(0.02)	$(0.01)

Weighted average common shares
outstanding - basic and diluted	35,284,000	35,284,000	35,284,000	35,284,000

The accompanying notes are an integral part of the financial statements.

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AntriaBio, Inc. (A Development Stage Enterprise) Statements of Changes in Shareholders’ Equity (Deficit) For the Nine Months Ended September 30, 2012 and 2011

	Common Stock		Common Stock	Additional	Deficit Accumulated During the Development
	Shares	Amount	Subscribed	Capital	Stage	Total

Balance at December 31, 2011	35,248,000	$353	$(353)	$100	$(890,804)	$(890,704)

Net loss	-	-	-	-	(1,029,059)	(1,029,059)

Balance at September 30, 2012	35,248,000	$353	$(353)	$100	$(1,919,863)	$(1,919,763)

	Common Stock		Common Stock	Additional Paid-in	Deficit Accumulated During the Development
	Shares	Amount	Subscribed	Capital	Stage	Total

Balance at December 31, 2010	-	$-	$-	$100	$(300,589)	$(300,489)

Issuance of common stock	35,284	353	(353)	-	-	-

Stock split of common shares	35,248,716	-	-	-	-	-

Net loss	-	-	-	-	(407,386)	(407,386)

Balance at September 30, 2011	35,284,000	$353	$(353)	$100	$(707,975)	$(707,875)

The accompanying notes are an integral part of the financial statements.

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AntriaBio, Inc. (A Development Stage Enterprise) Statements of Cash Flows For the Nine Months Ended September 30, 2012 and 2011 And for the Period from March 24, 2010 (Inception) to September 30, 2012

			March 24, 2010
	Nine Months Ended September 30,		(Inception) to
	2012	2011	September 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flow from operating activities
Net loss	$(1,029,059)	$(407,386)	$(1,919,863)
Amortization of note payable discount	87,995	99,246	278,767
Amortization of deferred financing costs	103,640	-	127,612
Adjustments to reconcile net loss to cash used in
operating activities:
Increase in other current assets	(2,175)	-	(177,175)
Increase (decrease) in due to related parties	-	(3,496)	2,240
Increase in interest receivable - related party	(5,219)	(1,338)	(12,330)
Increase in interest payable	108,007	22,003	159,824
Increase in accrued expenses	101,171	62,064	287,935
Cash used in operating activities	(635,640)	(228,907)	(1,252,990)

Cash flow from investing activities
Issuance of note receivable - related party, net	(508,822)	(121,304)	(915,826)
Cash used in investing activities	(508,822)	(121,304)	(915,826)

Cash flow from financing activities
Deferred financing costs	(159,500)	-	(159,500)
Proceeds from issuance of convertible notes payable	1,595,000	590,000	2,655,500
Repayments of convertible notes payable	-	(12,500)	(35,500)
Cash provided by financing activities	1,435,500	577,500	2,460,500

Net increase in cash and cash equivalents	291,038	227,289	291,684

Cash and cash equivalents at beginning of the period	646	478	-

Cash and cash equivalents at end of the period	$291,684	$227,767	$291,684

Interest paid	$-	$-	$-

Taxes paid	$-	$-	$-

The accompanying notes are an integral part of the financial statements.

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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of September 30, 2012 and December 31, 2011,
For the Three and Nine Months Ended September 30, 2012 and 2011,
And for the Period from March 24, 2010 (Inception) to September 30, 2012

1.	Organization and Nature of Operations

AntriaBio, Inc. (“AntriaBio” or “the Company”) was organized on March 24, 2010 in the State of Delaware, and is engaged in the research and development of a treatment for diabetes.  On July 14, 2011, AntriaBio converted from a limited liability company to a C-corporation.

The Company is in the process of purchasing assets to begin its planned principal operations and has not generated revenue, therefore, is classified as a development stage enterprise. Accordingly, the Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that apply to developing enterprises. As a development stage enterprise, the Company discloses its accumulated deficit during the development stage and the cumulative statements of comprehensive loss and cash flows from commencement of development stage to the current balance sheet date. The development stage began on March 24, 2010, when the Company was organized.

2.	Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-Q. Accordingly, they do not include all the information and footnotes required for complete financial statements. However, the unaudited financial information includes all adjustments which are, in the opinion of management, necessary to fairly present the financial position and the results of operations for the interim periods presented. The operations for the three and nine months ended September 30, 2012 are not necessarily indicative of the results for the year ending December 31, 2012. The unaudited financial statements included in this report should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ending December 31, 2011.

3.	Going Concern

The preparation of financial statements in accordance with GAAP contemplates that operations will be sustained for a reasonable period. The Company is in the development stage and is dependent on generating revenue and outside sources of financing for continuation of its operations. These conditions raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

The company plans to improve its financial condition through raising capital and ultimately generating revenue. However, there is no assurance that the company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern. We cannot give any assurances regarding the success of management’s plans. Our financial statements do not include adjustments relating to the recoverability of recorded assets or liabilities that might be necessary should we be unable to continue as a going concern.

4.	Accounting Policy Changes

In June 2011, the FASB issued an accounting pronouncement that requires all non-owner changes in stockholders’ equity to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Under the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other
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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of September 30, 2012 and December 31, 2011,
For the Three and Nine Months Ended September 30, 2012 and 2011,
And for the Period from March 24, 2010 (Inception) to September 30, 2012 comprehensive income, the components of other comprehensive income, and the total of comprehensive income. The Company has elected a single statement approach whereby net loss and comprehensive loss are both presented in the statement of comprehensive loss.

Comprehensive income (loss) is defined as all changes in stockholders’ equity from transactions and other events and circumstances. Therefore, comprehensive income (loss) includes our net loss and all charges and credits made directly to stockholders’ equity other than stockholder contributions and distributions. Through September 30, 2012, the Company has no items other than net loss affecting total comprehensive loss.

5.	Acquisition of Assets

On October 5, 2012, the Company executed an asset purchase agreement with PR Pharmaceuticals, Inc. (“PR”).  Pursuant to this agreement, the Company has agreed to acquire certain tangible and intangible assets and assume certain liabilities in exchange for $400,000, plus contingent consideration up to a maximum amount of $44,000,000.

The Company placed $100,000 into an escrow account, included in other current assets on the accompanying balance sheet, that will be applied toward the $400,000 purchase price, with the remaining $300,000 due on the closing date which is to be established by mutual agreement of the parties and at least 14 days after approval of the agreement by the bankruptcy court.  The court approval was obtained on November 1, 2012.  The asset purchase agreement was closed on Janury 13, 2013 and the remaining $300,000 was paid.

The contingent consideration is payable in the following amounts, upon the occurrence of the following events (with certain of the terms in the following conditions defined below):

●
Two  million  dollars  ($2,000,000)  related  to  the  initiation  of  Phase  2b clinical studies for a multi-day injectable insulin,  payable  30 days after the first dosing  of a patient in a formal Phase 2b clinical study:

●	Two million dollars ($2,000,000) to be paid within 30 days after the exclusive license of the multi-day injectable insulin in the United States to a commercial pharmaceutical company.

●
Five million  dollars  ($5,000,000)  after  the initiation  of Phase 3 clinical studies for the multi-day injectable insulin by the Buyer or a licensee of the Buyer, payable 30 days after the first dosing of a patient in a formal Phase 3 clinical study.

●
Ten million dollars ($10,000,000) upon the approval by the FDA or EMEA to allow the marketing and sales of the multi-day injectable insulin by the Buyer or a licensee of the Buyer, payable 30 days after the receipt of the approval letter or notice from the FDA or EMEA.

●
Twenty five million dollars ($25,000,000) if twelve month cumulative Sales of the multi-day injectable insulin by the Buyer or a licensee of the Buyer reaches five hundred million dollars ($500,000,000) in any one given twelve consecutive month period, so long as such period occurs during the life of the Patents included  in the Purchased Assets, payable 90 days after the twelfth month in which Sales equalled or exceeded five hundred million dollars.

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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of September 30, 2012 and December 31, 2011,
For the Three and Nine Months Ended September 30, 2012 and 2011,
And for the Period from March 24, 2010 (Inception) to September 30, 2012

All contingent consideration events must occur within five years of the purchase date.   If an event is not reached within five years, no remaining contingent consideration would be required to be paid.  No contingent events have occurred through the report date.

The following terms are related to the conditions of contingent consideration, and are defined as follows:

●
Phase 2b Clinical Trial - A human clinical trial related to a multi-day injectable insulin sponsored by the Company, or one  of  its licensees,  in any country  that  would satisfy the requirements of 21 CFR 312.21(c) for a phase 2 clinical study.

●
Phase 3 Clinical Trial - A human clinical trial related to the multi-day injectable insulin sponsored by the Company or one  of its licensees,  in any country  that  would satisfy the requirements of 21 CFR 312.21(c), or an equivalent phase or clinical trial.

●	FDA or EMEA Approval - The product is approved for sale either by the Food and Drug Administration (FDA) in the United States of America or the European Medicines Agency (EMEA) in Europe.

●
Sales - The gross  sales  price  of  the  Products  invoiced  by the Company, its sub-licensee or their respective Affiliates to customers  who are not Affiliates (or who are Affiliates but are the end users of the Products) less, to the extent reasonable and customary in the pharmaceutical industry and actually paid or accrued by the Company, its sub-licensee or their respective Affiliates (as applicable), (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such customers for spoiled, damaged, out-dated and returned Products; (b) freight and insurance costs incurred by the Company, its sub-licensee or their respective Affiliates (as applicable) in transporting the Products in final form to such customers; (c) cash, quantity and trade discounts, rebates and other price reductions for the Products given to such customers under price reduction programs that are consistent with price reductions given for similar products by the Company, its sub-licensee or their respective Affiliates (as applicable); (d) sales, use, value-added and other direct taxes incurred on the sale of the Product  in final form to such customers; and (e) customs duties, surcharges and other governmental charges incurred in exporting or importing the Products in final form to such customers.

6.	Note Receivable – Related Party

On September 1, 2011, the AntriaBio, Inc. board of directors approved the issuance of a $1,000,000 line of credit to Drywave Technologies, Inc.  EU One Group, LLC, our majority stockholder, is the majority holder of Drywave Technologies, Inc. and Mr. Howe, our Executive Chairman, currently serves currently serves as Chairman, Chief Executive Officer and a member on the board of directors of Drywave Technologies, Inc. The line of credit was issued in order for the Company to obtain a higher interest rate on excess cash and to assist the related parties with cash flow needs.

Effective September 1, 2011, the Company issued a $1,000,000 line of credit to Drywave Technologies, Inc. a related party. The balance due on the line of credit and accrued interest receivable as of September 30, 2012 was $915,826 and $12,330. The line of credit bears interest equal to the lower of 10%, or the Wall Street Journal Prime Rate which is 3.25% at September 30, 2012) plus 5%. On September 30, 2012, the interest rate was 8.25%. This line of credit is for a period of one year and matured on August 31, 2012 and was not renewed. The line of credit is secured by one million shares of the Drywave Technologies, Inc. common stock.  On February 4, 2013 this line of credit had a balance of $1,038,726. On February 5, 2013, $700,000 of the outstanding balance of $1,038,726 was paid with a commitment from the related party to pay the remaining balance of $338,726.  As of September 30, 2012, there was no allowance for note loss recorded on the receivable.

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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of September 30, 2012 and December 31, 2011,
For the Three and Nine Months Ended September 30, 2012 and 2011,
And for the Period from March 24, 2010 (Inception) to September 30, 2012

7.	Related Party Transactions

During the three and nine months ended September 30, 2012, the Company incurred consulting expenses of $92,651 and $147,651, respectively and professional expenses of $48,000 and $48,000, respectively, for services performed by related parties of the Company and included in the statements of comprehensive loss.  During the nine months ended September 30, 2012, the Executive Chairman released the company from its obligation to pay its consulting obligations in the amount of $117,500.  Accordingly, accrued expenses and consulting fees were reduced.  During the nine months ended September 30, 2012, the Company also incurred $55,000 of financing fees with a related party which are recorded in deferred financing costs in other current assets on the accompanying balance sheet and are amortized over the life of the associated debt. As of September 30, 2012, $92,651 of related party expenses are recorded in accrued expenses.

During the three and nine months ended September 30, 2011, the Company incurred consulting expenses of $40,000 and $110,000, respectively, for services performed by related parties of the Company and included in the statements of comprehensive loss.  As of September 30, 2011, $134,200 of related party expenses are recorded in accrued expenses.

As of September 30, 2012 and December 31, 2011, the due to related party was $2,140 and $2,140, respectively.

8.	Convertible Notes Payable

2010 Notes (See (A) below.) - During 2010 and 2011, the Company issued 8% convertible notes payable for which principal and interest is due two years after date of issuance.  Pursuant to the terms of the 2010 Notes, the Company will enter a binding term sheet, to merge into a public company (“Pubco”) via a reverse triangular merger.  Pubco will conduct a private placement offering pursuant to Regulation D and/or Regulation S of the Securities Act and any and all applicable state securities laws (the "PPO") for a minimum of $2,500,000 (the “Minimum PPO") through the sale of 2,500,000 Units (as defined below) of Pubco's securities and a maximum of $5,000,000 (the "Maximum PPO") through the sale of 5,000,000 Units, at an offering price of the market price per Unit.  Each Unit is comprised of one (1) share of common stock and one half (1/2) of a common stock purchase warrant ("Investor Warrants"). Each whole Investor Warrant will entitle the holder thereof to purchase one share of Pubco Common Stock, at an exercise price of $2.00 per share and will be exercisable for a period of five (5) years from the Closing Date.

Upon the close of a Financing, as defined, means any third party capital investment in the Company, in cash, that is two million, five hundred thousand dollars ($2,500,000) or greater, the outstanding principal balance and at the option of the Lender, the unpaid accrued interest on these convertible notes shall convert in whole into the number of whole shares of common stock obtained by dividing the outstanding principal balance and unpaid accrued interest on these convertible notes at the time of such Financing, by the Conversion Price. The "Conversion Price" under these notes shall initially be 65% of the common share price of the Financing, subject to adjustment as provided herein. If the Company elects to pay the accrued interest on these convertible notes in cash, the accrued interest payment shall be due on the date the principal amount is converted to common stock.

2011 Notes (See (B) below.) – During June 2011, the Company issued 8% convertible notes payable via Private Placement Memorandum (“PPM”).  The PPM authorizes the issuance of up to $2,000,000 of convertible notes payable for which principal and interest is due one year after date of issuance.  Pursuant to the terms of the PPM, upon an offering by the Company of common stock totalling at least $5 million (a

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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of September 30, 2012 and December 31, 2011,
For the Three and Nine Months Ended September 30, 2012 and 2011,
And for the Period from March 24, 2010 (Inception) to September 30, 2012

"Qualified Offering") the notes will automatically and on a mandatory basis convert (the "Mandatory Conversion") into common shares of the Company and the right to receive warrants. On the date of closing of a Qualified Financing of common shares, the Notes will convert into common shares of the Company at a price equal to 65% of the price per common share of the Qualified Financing (the "Mandatory Conversion Price"), subject to a maximum conversion pre-money valuation of $20 million, and the right to receive Warrants. The conversion will include the face amount of the Notes and include any accrued and unpaid interest. For each common share received as a result of the Mandatory Conversion, the Investor will receive one (1) warrant to purchase one (1) common share of the Company at an exercise price equal to 135% of the price per common share at which the Notes are converted pursuant to the Mandatory Conversion. The warrants will be exercisable at any time for a period of five years from the date of the Qualified Offering.

2011 Notes (See (C) below) – In September 2011, the Company amended its 2011 PPM (above) to remove the mandatory conversion feature and to permit conversion of the notes payable at the option of the lender.  The remaining terms remain essentially the same as the 2011 Notes described above.

On July 1, 2012, the Company amended its June 15, 2011 PPM on its twelve month, 8% convertible notes payable to issue up to an additional $2,000,000 in convertible notes and to extend it offering termination date to October 1, 2012.  In addition, the amended PPM changes the definition of a “Qualified Financing” from $5 million to $2.5 million.  On the maturity date of the convertible notes, or the closing of a Sale of the Company, whichever occurs first, the lenders are permitted an elective conversion option to convert the outstanding principal and interest on the convertible notes at the lower of 65% of the price per share of common stock in the Qualified Financing or 65% of the common stock price using a pre-money valuation of the Company of $20 million.   With each share of common stock received, the investor will also receive a warrant to purchase two shares of common stock at 135% of the price per common stock at the time the note was converted.  The Company reserved the right to withdraw the offering at any time.

The convertible notes outstanding as of September 30, 2012 include:

	Unpaid	Unamortized	Principal
Origination Date	Principal	Discount	Net of Discount

2010 Notes (A)	$562,500	$(8,733)	$553,767
2011 Notes (B)	550,000	-	550,000
2011 Notes (C)	1,795,000	-	1,795,000
Balance at September 30, 2012	$2,907,500	$(8,733)	$2,898,767

The notes originated at various dates from April 2010 through August 2012 and mature at various dates from February 2012 to August 2013.

During the nine months ending September 30, 2012, $1,032,500 of the convertible notes matured and payments were due.  On October 30, 2012, an additional $200,000 of notes payable matured.  The convertible notes were not repayed and are accruing interest at a rate of 8% for the 2010 Notes that had matured and 12% for the 2011 Notes that had matured.

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AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of September 30, 2012 and December 31, 2011,
For the Three and Nine Months Ended September 30, 2012 and 2011,
And for the Period from March 24, 2010 (Inception) to September 30, 2012

The convertible notes outstanding as of December 31, 2011 include:

	Unpaid	Unamortized	Principal
	Principal	Discount	Net of Discount

2010 Notes (A)	$562,500	$(96,728)	$465,772
2011 Notes (B)	550,000	-	550,000
2011 Notes (C)	200,000	-	200,000
Balance at December 31, 2011	$1,312,500	$(96,728)	$1,215,772

9.	Shareholders’ Equity (Deficit)

The Company issued no shares of common or preferred stock during the nine month period ended September 30, 2012.  The Company has not declared or paid any dividends or returned any capital to shareholders as of September 30, 2012.  On August 15, 2012 the Company issued warrants to two placement agents to purchase up to 248,542 shares of common from the date of issuance through five years when the warrants expire.   The fair value of the warrants as of September 30, 2012 is $0.

On July 5, 2011, the Company granted 35,284 founders shares of common stock at par value $0.01, with the conversion to a C-corporation.  The Company has a stock subscription receivable for $353 as of September 30, 2012 and December 31, 2011, which is included in stockholders equity.

On September 30, 2011 the Company approved a stock split of 1000 for 1 resulting in 35,284,000 shares outstanding at December 31, 2011.  With the stock split the par value of the common shares changed to $0.00001 per share.

10.	Commitments and Contingencies

Employment Agreements - The Company enters into employment agreements with the officers of the Company. These agreements typically include bonuses, some of which are performance-based in nature. During the nine months ended September 30, 2012, the Company entered into three employment agreements whereby the Company is obligated to pay an annual performance bonus ranging from 30% to 40% of the employee’s base salary based upon the achievement of pre-established milestones and one of the agreements provides for a one-time bonus upon closing a qualified financing.

Consulting Agreement - On July 1, 2012, the Company entered into a consulting agreement with a shareholder.  The agreement provides that the Company will receive services including serving on the Company's Board of Directors, assisting with efforts to obtain funding and assisting in business development activities.  The Company shall pay a monthly fee of $9,000 for the services performed for two years.

Advisory Agreement - On July 2, 2012, the Coampny entered into an advisory agreement with a related party.  This agreement provides that the Company will receive services including finance and strategy, clinical design, project management and portfolio assessment.  The Company agreed to pay $9,000 monthly for general and administrative matters plus an hourly fee ranging from $100 to $700 per hour for additional services provided to the Company.  This agreement can be terminated at any time by either party with written notice.

Legal Matters - From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of September 30, 2012 and December 31, 2011, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Page | 11

AntriaBio, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
As of September 30, 2012 and December 31, 2011,
For the Three and Nine Months Ended September 30, 2012 and 2011,
And for the Period from March 24, 2010 (Inception) to September 30, 2012

11.	Subsequent Events

No events occurred subsequent to September 30, 2012 that would require adjustment to the accompanying financial statements or footnotes other than the following:

Convertible Notes Payable - In December 2012, the Company amended its PPM on its twelve month, 8% convertible notes payable to issue up to an additional $1,000,000 in convertible notes and to extend the offering termination to December 31, 2012.  On the date of a Qualified Financing, the lenders are permitted an elective conversion option to convert the outstanding principal and interest at the lower of 50% of the price per share of common stock in the Qualified Financing or $0.75 per share.   With each share of common stock received, the investor will also receive a warrant to purchase one share of common stock at 150% of the price per common stock at the time the note was converted.  The Company reserved the right to withdraw the offering at any time.  The Company originated $825,000 in notes payable in December 2012 and January 2013, which will mature through January 2014.  The Company has incurred deferred financing costs of $82,500 for the origination of these notes.

Reverse Merger – During 2012, the Company entered into negotiations to enter into a share exchange and reorganization agreement with Fits My Style, Inc., a publically traded company.  Under the agreement, the stockholders of AntriaBio will exchange their stock for stock in Fits My Style, Inc., which will represent approximately an 88% ownership in Fits My Style, Inc.   AntriaBio will become a wholly-owned subsidiary of Fits My Style, Inc., which will change its name to AntriaBio, Inc after the reverse merger.  The share exchange and reorganization agreement was signed on January 31, 2013.

On January 3, 2013, the Company filed an amendment to its certificate of incorporation with an effective date of January 10, 2013 to change its name from AntriBio, Inc. to AntriBio Delaware, Inc.

On January 30, 2013, the Board of Directors approved the grant of 9,000,000 stock options to four officers and/or directors of the Company.  The Stock Option Certificates have an issue date of January 30, 2013 and each certificate represents an individual plan.  The expiration date of the Certificates is January 30, 2018.  Vesting for three individuals is 50% immediately and 50% over 36 months and 66% immediately and 34% on May 31, 2013 for the other individual.

Steve Howe, our Executive Chairman and Director, received two million stock option shares, Nevan Elam, our Chief Executive Officer and Director, received three million five- hundred thousand stock option shares, Hoyoung Huh, a Director,  received two million five- hundred  stock option shares and Sankaram Maratripragada, our Chief Scientific Office received one million stock option shares.

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